CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the use of our report on Pioneer Small Company Fund dated December 4, 1996 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 1 and Amendment No. 2 to Registration Statement File Nos. 33-61869 and 811-7339, respectively.




                                                   /s/ARTHUR ANDERSEN LLP
                                                   ARTHUR ANDERSEN LLP


Boston, Massachusetts
February 24, 1997